ELITE ACCESS II (04/20) INDIVIDUAL VARIABLE AND FIXED ANNUITY APPLICATION (VA670NY) INDIVIDUAL VARIABLE ANNUITY APPLICATION (VA680NY) Home Office: Purchase, NY 10577 Jackson National Life Insurance Company www.jackson.com of New York First Class Mail: P.O. Box 30314 Lansing, MI 48909-7814 Customer Care: 800-599-5651 Fax: 888-576-8383 Overnight Mail: 1 Corporate Way Email: customercare@jackson.com Lansing, MI 48951 Linking/BIN/Brokerage Acct. Number (if applicable) Jackson of NY pre-assigned Contract Number (if applicable) Primary Owner PLEASE PRINT Type of Ownership: CLEARLY Individual/Joint Custodian Trust Corporation/Pension Plan Government Entity Please see the Good Order Checklist for Social Security Number or Tax ID Number Phone Number (include area code) additional requirements. Country of Residence If U.S. U.S. Citizen Yes No Sex Male Female citizenship is not selected, Date of Birth (mm/dd/yyyy) Email Address (print clearly) and a Social Security Number with a U.S. address is First Name Middle Name Last Name listed, along with the absence of any Non-Natural Owner/Entity Name (if applicable) other foreign indicator, Jackson National Life Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Insurance Company of New York (Jackson of NY) Physical Address City State ZIP will assume an active U.S. citizenship status. Mailing Address Line 1 Mailing Address Line 2 Mailing Address City State ZIP NVDA 650 04/19 Page 1 of 11 NV670 04/20

Joint Owner Social Security Number Date of Birth (mm/dd/yyyy) Email Address (print clearly) Country of Residence U.S. Citizen Yes No Sex Male Female In the case of First Name Middle Name Last Name Joint Owners, all correspondence Relationship to Owner Phone Number (include area code) and required documentation will be sent to the address of Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 the Primary Owner. Physical Address City State ZIP Primary Annuitant Complete this Social Security Number Date of Birth (mm/dd/yyyy) Phone Number (include area code) section if different than Primary Owner. If Primary Country of Residence Annuitant section is left U.S. Citizen Yes No Sex Male Female blank, the Annuitant will First Name Middle Name Last Name default to the Primary Owner. Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Joint Annuitant Complete this section if Social Security Number Date of Birth (mm/dd/yyyy) different than Joint Annuitant Not Applicable Joint Owner. If Joint Annuitant Country of Residence section is left blank, the Joint U.S. Citizen Yes No Sex Male Female Annuitant will default to the First Name Middle Name Last Name Joint Owner. Relationship to Primary Annuitant Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP NVDA 650 04/19 Page 2 of 11 NV670 04/20

Beneficiary(ies) It is required for Percentage of Good Order Primary Sex Male Female % that the Death Benefit Percentage of Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner Death Benefit be whole numbers and must total First Name Middle Name Last Name 100% for each beneficiary type. Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) If Percentage of Death Benefit is left blank, all beneficiaries Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 will receive equal shares. Physical Address City State ZIP Please use form N3041 for additional beneficiaries. Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP Percentage of Primary Contingent Sex Male Female % Death Benefit Social Security/Tax ID Number Date of Birth (mm/dd/yyyy) Relationship to Owner First Name Middle Name Last Name Non-Natural Owner/Entity Name (if applicable) Phone Number (include area code) Physical Address Line 1 (No P.O. Boxes) Physical Address Line 2 Physical Address City State ZIP NVDA 650 04/19 Page 3 of 11 NV670 04/20

Annuity Type

- The Variable Annuity Automatic Withdrawal Request form (NV4370) will be required if a Stretch Annuity Type is elected.

☐ Non-Tax Qualified ☐ IRA - Traditional* ☐ Roth IRA* ☐ SEP ☐ 403(b) TSA

☐ Stretch IRA ☐ Non-Qualified Stretch ☐ Roth Conversion Other: ______

*Tax Contribution Year(s) and Amounts:

Year: ______ $ ______ Year: ______ $ ______

Premium Payment

! External Transfers: The Request for Transfer or Exchange of Assets form (N3783) must be submitted if Jackson of NY is to request the release of funds.

- For more than two account transfers, please provide account information on the Letter of Instruction form (N4250) and submit with application.

Select method of payment and note approximate amount:

Check Attached $ ______ Check In Transit $ ______ Wire $ ______

Anticipated total amount from internal transfer(s) $ ______

Anticipated total amount from external transfer(s) **to be requested by Jackson of NY** $ ______

Anticipated total amount from external transfer(s) **to be requested by Financial Professional or Owner (Jackson of NY will NOT request funds)** $ ______

If Jackson of NY is NOT requesting funds, please provide the following information:

Company releasing funds	Account number	Maturity date	Transfer type	Anticipated transfer amount
			☐ Full ☐ Partial	$
			☐ Full ☐ Partial	$

Statement Regarding Replacement of Existing Policies or Annuity Contracts

! It is required for Good Order that this entire section be completed.

- If replacing, please provide the Jackson of NY pre-assigned Contract number.

Do you intend to replace an existing life insurance policy or annuity contract? ☐ **No** ☐ **Yes**

Jackson of NY pre-assigned Contract number: ______

Please complete all necessary forms as required by New York Regulation 60.

Annuitization/Income Date

Specify Income Date (mm/dd/yyyy)

______

If an Annuitization/Income Date is not specified, the Company will default to the Latest Income Date as shown in the Contract.

NVDA 650 04/19 Page 4 of 11 **NV670 04/20**

Premium Allocation

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

Total number of allocation selections may not exceed 99.

Certain broker-dealers may limit the Investment Divisions and Fixed Account Options available under the Contract. Please see Client Acknowledgments on pages 9 and 10.

%	Traditional Investments
	Equity Investments
	JNL® Multi-Manager Mid Cap (663)
	JNL Multi-Manager Small Cap Growth (116)
	JNL Multi-Manager Small Cap Value (208)
	JNL/American Funds® Growth (395)
	JNL/American Funds Growth-Income (342)
	JNL/AQR Large Cap Defensive Style (699)
	JNL/ClearBridge Large Cap Growth (364)
	JNL/DFA U.S. Core Equity (115)
	JNL/DFA U.S. Small Cap (612)
	JNL/Franklin Templeton Income (075)
	JNL/Invesco Diversified Dividend (365)
	JNL/Invesco Small Cap Growth (195)
	JNL/JPMorgan MidCap Growth (101)
	JNL/The London Company Focused U.S. Equity (639)
	JNL/Mellon Dow℠ Index (145)
	JNL/Mellon Equity Income (606)
	JNL/Mellon Nasdaq® 100 Index (222)
	JNL/Mellon S&P 400 MidCap Index (124)
	JNL/Mellon S&P 500 Index (123)

%	Traditional Investments
	Equity Investments (cont. from previous column)
	JNL/Mellon S&P 1500 Growth Index (366)
	JNL/Mellon S&P 1500 Value Index (367)
	JNL/Mellon Small Cap Index (128)
	JNL/PPM America Mid Cap Value (293)
	JNL/T. Rowe Price Established Growth (111)
	JNL/T. Rowe Price Value (149)
	JNL/Vanguard® Capital Growth (373)
	JNL/Vanguard Equity Income (374)
	JNL/Vanguard U.S. Stock Market Index (668)
	JNL/WMC Balanced (104)

%	Traditional Investments
	International
	JNL Multi-Manager International Small Cap (686)
	JNL/American Funds Capital Income Builder (685)
	JNL/American Funds Global Growth (638)
	JNL/American Funds International (343)
	JNL/BlackRock Advantage International (700)
	JNL/Causeway International Value Select (126)
	JNL/DFA International Core Equity (701)

%	Traditional Investments
	International (cont. from previous column)
	JNL/Franklin Templeton International Small Cap (250)
	JNL/GQG Emerging Markets Equity (675)
	JNL/Harris Oakmark Global Equity (656)
	JNL/Invesco China-India (273)
	JNL/Invesco International Growth (113)
	JNL/Lazard Emerging Markets (077)
	JNL/Lazard International Strategic Equity (630)
	JNL/Loomis Sayles Global Growth (689)
	JNL/Mellon Emerging Markets Index (349)
	JNL/Mellon International Index (129)
	JNL/Mellon MSCI World Index (183)
	JNL/Oppenheimer Emerging Markets Innovator (657)
	JNL/Vanguard International (375)
	JNL/Vanguard International Stock Market Index (670)
	JNL/WCM Focused International Equity (640)

PREMIUM ALLOCATIONS CONTINUED ON PAGES 6 AND 7.

NVDA 650 04/19 Page 5 of 11 **NV670 04/20**

Premium Allocation (continued from page 5)

Total number of allocation selections may not exceed 99.

Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

%	Traditional Investments – Sector
	JNL/Mellon Communication Services Sector (191)
	JNL/Mellon Consumer Discretionary Sector (185)
	JNL/Mellon Consumer Staples Sector (368)
	JNL/Mellon Energy Sector (190)
	JNL/Mellon Financial Sector (189)
	JNL/Mellon Healthcare Sector (188)
	JNL/Mellon Industrials Sector (369)
	JNL/Mellon Information Technology Sector (187)
	JNL/Mellon Materials Sector (370)
	JNL/Mellon Real Estate Sector (371)
	JNL/Mellon Utilities Sector (635)

%	Traditional Investments – Specialty
	JNL/DoubleLine® Shiller Enhanced CAPE® (659)
	JNL/Mellon Index 5 (242)
	JNL/Mellon MSCI KLD 400 Social Index (667)
	JNL/Morningstar Wide Moat Index (690)
	JNL/RAFI® Multi-Factor U.S. Equity (703)
	JNL/RAFI® Fundamental U.S. Small Cap (702)
	JNL/RAFI® Fundamental Europe (299)
	JNL/RAFI® Fundamental Asia Developed (298)
	JNL/S&P 4 (292)
	JNL/S&P Competitive Advantage (274)
	JNL/S&P Dividend Income & Growth (278)
	JNL/S&P International 5 (654)
	JNL/S&P Intrinsic Value (279)
	JNL/S&P Mid 3 (363)
	JNL/S&P Total Yield (280)

%	Traditional Investments – Fixed Income
	JNL/Crescent High Income (660)
	JNL/DoubleLine® Core Fixed Income (127)
	JNL/DoubleLine® Emerging Markets Fixed Income (661)
	JNL/DoubleLine® Total Return (636)
	JNL/Franklin Templeton Global Multisector Bond (348)
	JNL/Goldman Sachs Emerging Markets Debt (059)
	JNL/JPMorgan U.S. Government & Quality Bond (109)
	JNL/Mellon Bond Index (133)
	JNL/Neuberger Berman Strategic Income (361)
	JNL/PIMCO Income (372)
	JNL/PIMCO Investment Grade Credit Bond (604)
	JNL/PIMCO Real Return (078)
	JNL/PPM America Floating Rate Income (346)
	JNL/PPM America High Yield Bond (136)
	JNL/PPM America Total Return (662)
	JNL/Scout Unconstrained Bond (648)
	JNL/T. Rowe Price Short-Term Bond (076)
	JNL/Vanguard Global Bond Market Index (671)
	JNL/WMC Government Money Market (107)

PREMIUM ALLOCATIONS CONTINUED ON PAGE 7.

NVDA 650 04/19 Page 6 of 11 **NV670 04/20**

Premium Allocation (continued from pages 5 and 6)

! Tell us how you want your annuity Premiums invested. Whole percentages only. **TOTAL ALLOCATION MUST EQUAL 100%.**

! **Total number of allocation selections may not exceed 99.**

%	Alternative Investments	
	Alternative Assets	
	JNL/BlackRock Global Natural Resources	(066)
	JNL/First State Global Infrastructure	(347)
	JNL/Heitman U.S. Focused Real Estate	(687)
	JNL/Invesco Global Real Estate	(206)
	JNL/Neuberger Berman Commodity Strategy	(643)
	JNL/VanEck International Gold	(615)

%	Alternative Strategies	
	JNL Multi-Manager Alternative	(655)
	JNL/AQR Large Cap Relaxed Constraint Equity	(068)
	JNL/AQR Managed Futures Strategy	(379)
	JNL/Boston Partners Global Long Short Equity	(653)
	JNL/Eaton Vance Global Macro Absolute Return Advantage	(629)
	JNL/FAMCO Flex Core Covered Call	(398)
	JNL/JPMorgan Hedged Equity	(688)
	JNL/Neuberger Berman Currency	(614)
	JNL/Nicholas Convertible Arbitrage	(603)
	JNL/Westchester Capital Event Driven	(658)

%	Tactically Managed Strategies	
	JNL iShares Tactical Moderate	(389)
	JNL iShares Tactical Moderate Growth	(390)
	JNL iShares Tactical Growth	(391)
	JNL/BlackRock Global Allocation	(345)
	JNL/FPA + DoubleLine® Flexible Allocation	(305)
	JNL/JPMorgan Global Allocation	(644)
	JNL/T. Rowe Price Capital Appreciation	(637)

%	Risk Management Strategies	
	JNL/T. Rowe Price Managed Volatility Balanced	(647)

%	Asset Allocation	
	JNL Institutional Alt 50	(303)
	JNL Institutional Alt 100	(388)
	JNL Conservative Allocation	(380)
	JNL Moderate Allocation	(381)
	JNL Moderate Growth Allocation	(070)
	JNL Growth Allocation	(071)
	JNL Aggressive Growth Allocation	(072)

%	Asset Allocation (cont. from previous column)	
	JNL/American Funds Moderate Growth Allocation	(357)
	JNL/American Funds Growth Allocation	(358)
	JNL/DFA Moderate Growth Allocation	(665)
	JNL/DFA Growth Allocation	(664)
	JNL/Vanguard Moderate ETF Allocation	(672)
	JNL/Vanguard Moderate Growth ETF Allocation	(673)
	JNL/Vanguard Growth ETF Allocation	(674)

%	Fixed Account Options *	
	***Not available if the Liquidity Option is selected.**	
	1-Year (NOT AVAILABLE)	
	3-Year (NOT AVAILABLE)	
	5-Year	(045)
	7-Year	(047)

NOTE: The Contract permits Jackson of NY to restrict the amount of Premium payments into, and the amount and frequency of transfers between, into and from, any Fixed Account Option; to close any Fixed Account Option; and to require transfers from a Fixed Account Option. Accordingly, you should consider whether investment in a Fixed Account Option is suitable given your investment objectives.

NVDA 650 04/19 Page 7 of 11 **NV670 04/20**

- Only the Investment Division(s) and the 1-Year Fixed Account Option (subject to availability) as selected in the Premium Allocation section can participate in Automatic Rebalancing.
- Other Systematic Investment Options may be available. Please see Systematic Investment form (NV5485).
- **Add-On Benefits: Additional charges will apply. Please see the prospectus for details.**
- Certain broker-dealers may limit the Add-On Benefits available under the Contract. Please see Client Acknowledgments on pages 9 and 10.
- **If no election is made, Jackson of NY will default to "No."**
- This authorization is not extended to Authorized Callers.
- This authorization is not extended to Telephone/ Electronic Authorization.

Systematic Investment (periodic premium reallocation programs)

Please read the Important Information related to Systematic Investments in the Notice to Applicant section on page 9.

Automatic Rebalancing. The 3-, 5- and 7-Year Fixed Account Options are not available for Automatic Rebalancing.

I elect Automatic Rebalancing of the Investment Divisions according to the allocations in the Premium Allocation section using the frequency and start date below. If both frequency and start date are left blank, Automatic Rebalancing will not be established.

Frequency: ☐ Monthly ☐ Quarterly ☐ Semiannually ☐ Annually

Start Date (mm/dd/yyyy): ______ **OR** ☐ Immediately after issue

Note: If no start date is selected, the program will begin one month/quarter/half-year/year (depending on the frequency you select) from the date Jackson of NY applies the initial Premium payment. If no frequency is selected, the frequency will be annual. If the start date indicated is on day 29, 30, or 31 of a month, but the frequency at which the transfer will occur does not always include this date, Jackson of NY will default the start date and all subsequent transfer dates to the 28th. If funds are received after the designated start date, the program will begin one frequency from the designated start date.

Add-On Benefits **May not be available in all states and once selected cannot be changed.**

Death Benefit

☐ **Return of Premium Guaranteed Minimum Death Benefit** (Ages 0-85)

May not be selected on Stretch IRAs or Non-Qualified Stretches.

Other Benefits

☐ **Liquidity Option** (Contract Form VA680NY)

Fixed Account Options are not available if Liquidity Option is selected.

Telephone/Electronic Authorization

By checking "Yes," I (we) authorize Jackson of NY to accept instructions to initiate or discontinue Systematic Investment options (Rebalancing, Dollar Cost Averaging, Earnings Sweep) or transfer contract values between investment options via telephone, internet, or other electronic medium from me, or in the case of Joint Owners, from any Joint Owner, or from my (our) Financial Professional, subject to Jackson of NY's administrative procedures.

Do you consent to Telephone/Electronic Transfer Authorization? ☐ **Yes** ☐ **No**

Jackson of NY has administrative procedures that are designed to provide reasonable assurances that telephone/electronic authorizations are genuine. If Jackson of NY fails to employ such procedures, it may be held liable for losses resulting from a failure to use such procedures. I (We) release Jackson of NY, its affiliates, subsidiaries, and advisors from all damages related in any way to its acting upon any unauthorized telephone/electronic instruction. I (We) understand and agree that Jackson of NY reserves the right to terminate or modify these telephone/electronic privileges at any time, without cause and without notice to me (us).

To give consent to initiate partial withdrawals via telephone, internet, or other electronic medium, please complete the Telephone/Electronic Authorization Request form (NV3982).

Authorized Caller

If you want to authorize an individual other than your Financial Professional to receive Contract information via telephone and/or in writing, please list that individual's information here.

First Name	Middle Name	Last Name

Social Security Number	Date of Birth (mm/dd/yyyy)

NVDA 650 04/19 Page 8 of 11 **NV670 04/20**

Electronic Delivery Authorization

- If no election is made, Jackson of NY will default to "No."
- **Selection of "ALL DOCUMENTS" currently excludes quarterly statements and tax documents.**
- Please provide one email address and print clearly.
- If you authorize Electronic Delivery but do not provide an email address or the address is illegible, Electronic Delivery will not be initiated.

Do you consent to Electronic Delivery of Documents? ☐ **Yes** ☐ **No**

GO GREEN. IT'S ONLY NATURAL.

Check the box(es) next to the types of documents you wish to receive electronically. If Electronic Delivery is authorized, but no document type is selected, the selection will default to "All Documents."

☐ **ALL DOCUMENTS** ☐ Prospectuses and prospectus supplements ☐ Annual and Semiannual reports

☐ Transaction confirmations ☐ Other Contract-related correspondence

My email address is: ____________________

I (We) will notify the company of any new email address.

This consent will continue until revoked and will cover delivery to you in the form of an email or by notice to you of a document's availability on Jackson of NY's website. For jointly owned contracts, all Joint Owners are consenting to electronic delivery and use of the single email address above. Please contact the appropriate Jackson of NY Service Center or go to www.jackson.com to update your email address, revoke your consent to electronic delivery or request paper copies. Certain types of correspondence may continue to be delivered by the United States Postal Service for compliance reasons. Registration on Jackson of NY's website (www.jackson.com) is required for electronic delivery of Contract-related correspondence.

The computer hardware and software requirements that are necessary to receive, process and retain electronic communications that are subject to this consent are as follows: To view and download material electronically, you must have a computer with internet access, an active email account and Adobe Acrobat Reader. If you don't already have Adobe Acrobat Reader, you can download it free from www.adobe.com.

There is no charge for electronic delivery of electronic communications, although you may incur the costs of internet access and of such computer and related hardware and software as may be necessary for you to receive, process and retain electronic documents and communications from Jackson of NY. Please make certain you have given Jackson of NY a current email address. Also let Jackson of NY know if that email address changes. We may need to notify you of a document's availability through email. You may request paper copies, whether or not you consent or revoke your consent for electronic delivery, at any time and for no charge. Even if you have given us consent, we are not required to make electronic delivery and we have the right to deliver any documents or communications in paper form.

Notice to Applicant

This application will be attached to and made part of the Contract.

Important Information related to Systematic Investments:
Systematic Investing does not ensure a profit or protect against loss. Principal value and investment return of the Investment Divisions will fluctuate with changes in market conditions. When redeemed, unit values may be more or less than the original purchase price. Please see the prospectus for additional information related to Systematic Investment options.

Client Acknowledgments

1. I (We) hereby represent to the best of my (our) knowledge and belief that each of the statements and answers contained in this application are true, complete and correctly recorded.
2. I (We) certify that the Social Security or Taxpayer Identification number(s) shown above is (are) correct.
3. I (We) certify that the date of birth of the Owner and any Joint Owner, primary spousal Beneficiary, Annuitant, or Joint Annuitant, if applicable, stated in this application is (are) true and correctly recorded.
4. **I (We) understand that annuity benefits, death benefit values, and withdrawal values, if any, when based on the investment experience of an Investment Division in the separate account of Jackson of NY, are variable and may be increased or decreased, and the dollar amounts are not guaranteed.**

CLIENT ACKNOWLEDGMENTS CONTINUED ON PAGE 10.

NVDA 650 04/19 Page 9 of 11 **NV670 04/20**

Client Acknowledgments (continued from page 9) 5. I (We) have been given a current prospectus for this variable annuity and for each available Investment Division. 6. To the best of my (our) knowledge and belief the Contract I (we) have applied for is suitable for my (our) insurance and investment objectives, financial situation and needs. 7. I understand the restrictions imposed by 403(b)(11) of the Internal Revenue Code. I understand the investment alternatives available under my employer's 403(b) plan, to which I may elect to transfer my contract value. 8. I (We) understand that the Contract's Fixed Account Minimum Interest Rate will be redetermined each Redetermination Date. The redetermined rate, which may be higher or lower than the Initial Fixed Account Minimum Interest Rate, will apply for that entire Redetermination Period. (Only applicable to Contracts with a Fixed Account Option.) 9. I (We) understand that allocations to the Fixed Account Options, with certain exceptions, are subject to an adjustment if withdrawn or transferred prior to the end of the applicable period, which may reduce amounts withdrawn or transferred. (Only applicable to Contracts with a Fixed Account Option.) 10. I (We) understand that Jackson of NY issues other annuities with similar features, benefits, limitations and charges. I (We) have discussed the alternatives with my (our) financial advisor. 11. I (We) understand that Jackson of NY may restrict the availability of one or more of the Fixed Account Options and/or reserves the right not to accept additional Premium allocations and transfers into the Fixed Account at any time on a nondiscriminatory basis. (Only applicable to Contracts with a Fixed Account Option.) 12. I acknowledge and represent that I have executed this application, and that my signature below (including my electronic signature) is my true and valid signature. I further authorize Jackson of NY to accept any electronic signature that I may make to this application. 13. I (We) understand that certain broker-dealers may limit the Investment Divisions, Fixed Account Options, and/or Add-On Benefits available under the Contract. I (We) have discussed these limitations with my (our) financial professional and have been provided with a list of Investment Divisions, Fixed Account Options and Add-On Benefits currently available for election through my (our) broker-dealer. I (We) understand that any application including an allocation to an Investment Division or Fixed Account Option or election of an Add-On Benefit not available through my (our) broker-dealer will not be accepted. I (We) understand that the Investment Divisions, Fixed Account Options, and/or Add-On Benefits not available through my (our) broker-dealer may be available through other broker-dealers. Client Signatures Owner's Signature Date Signed (mm/dd/yyyy) State where signed It is required for Good Order that all applicable parties to the Owner's Title (required if owned by an Entity) Contract sign here. Joint Owner's Signature Date Signed (mm/dd/yyyy) Required Annuitant's Signature (if other than Owner) Date Signed (mm/dd/yyyy) State where signed replacement forms must be signed on or before the Joint Annuitant's Signature (if other than Joint Owner) Date Signed (mm/dd/yyyy) application signature date. NVDA 650 04/19 Page 10 of 11 NV670 04/20

Financial Professional Acknowledgments

By signing this form, I certify that:

1. I am authorized and qualified to discuss the Contract herein applied for.
2. I have fully explained the Contract to the client, including Contract benefits, restrictions and charges and I believe this transaction is suitable given the client's financial situation and needs.
3. The applicant's statement as to whether or not an existing life insurance policy or annuity contract is being replaced is true and accurate to the best of my knowledge and belief.
4. I have complied with requirements for disclosures and/or replacements as necessary.
5. I have discussed all applicable limitations to Investment Divisions, Fixed Account Options, and/or Add-On Benefit availability with the applicant and have provided the applicant with a list of Investment Divisions, Fixed Account Options, and Add-On Benefits currently available for election.

- **Program Options Note:** If no option is indicated, the designated default will be used.

! All Financial Professional certifications, licenses and trainings must be completed prior to application execution.

- If Percentage is left blank, all Financial Professionals will receive equal shares.

Financial Professional # 1 Signature	**Date Signed** (mm/dd/yyyy)	**Jackson of NY Assigned ID**

First Name	Middle Name	Last Name

Email Address (print clearly)	Business Phone Number (include area code)	Extension

Program Options*: ☐ A ☐ B ☐ C ☐ D ☐ E

Percentage: ____ %

* **NOTE:** If Liquidity Option is selected, only Program Option E is available.

If more than one Financial Professional is participating in a Program Option on this case, please provide the additional Financial Professional names, Jackson of NY Assigned IDs and percentages for each (Financial Professional # 1-4 totaling 100%).

Financial Professional Name	Jackson of NY Assigned ID	Percentage
Financial Professional Name # 2		%
Financial Professional Name # 3		%
Financial Professional Name # 4		%

Not FDIC/NCUA Insured • Not Bank/CU guaranteed • May lose value
Not a deposit • Not insured by any federal agency

NVDA 650 04/19 Page 11 of 11 **NV670 04/20**